Exhibit 99.1

Union Bankshares Corporation to Release Fourth Quarter and Fiscal Year 2015 Results

Richmond, Va., January 8, 2016 – Union Bankshares Corporation today announced that it will release its fourth quarter and fiscal year 2015 financial results before the market opens on Wednesday, January 20, 2016.

Following the release, the company will host a conference call for analysts at 9:00 a.m. Eastern Standard Time on Wednesday, January 20, 2016.

To listen to the call, please use one of the following telephone numbers.

Participant Toll-Free Dial-In Number: (877) 668-4908

Participant International Dial-In Number: (973) 453-3058

The conference ID is: 20849711

ABOUT UNION BANKSHARES CORPORATION

Headquartered in Richmond, Virginia, Union Bankshares Corporation (NASDAQ: UBSH), is the holding company for Union Bank & Trust, which has 124 branches and nearly 200 ATMs throughout Virginia. Non-bank affiliates of the holding company include: Union Mortgage Group, Inc., which provides a full line of mortgage products; and Union Insurance Group, LLC, which offers various lines of insurance products.

Additional information on the company is available at http://investors.bankatunion.com.